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                                                                   Exhibit 10.23

                              COOPERATION AGREEMENT
                              ---------------------

THIS COOPERATION AGREEMENT is made as of the 24th day of June, 2002, by and between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation, with offices at 1319 Marquette Drive, Romeoville, Illinois 60446, ("Nanophase") and RODEL, INC., a Delaware corporation, with offices at 451 Bellevue Road, Newark, DE 19713 ("Rodel").

                                    RECITALS:
                                    ---------

WHEREAS, Nanophase manufactures and sells nanocrystalline cerium oxides particles ("Ceria") and/or dispersions of Ceria using proprietary processes (the "Particles") for potential use in products for chemical mechanical planarization ("CMP") for semiconductor wafers (such use being hereinafter referred to as the "Field"); and

WHEREAS, Rodel supplies consumable products, including slurry products to the CMP market; and

WHEREAS, Nanophase and Rodel believe that use of Nanophase's Particles for applications in the Field with Rodel's slurry products will result in superior products for sale to Rodel's CMP customers; and

WHEREAS, Rodel desires to purchase, and Nanophase desires to sell, the Particles for applications in the Field in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises hereinafter set forth, the parties agree as follows:

1. Cooperation
   -----------

   (a) Nanophase and Rodel mutually agree to use all commercially reasonable efforts to cooperate with one another to develop one or more commercial slurry products incorporating the Particles for applications in the Field (the

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       "Development Product"). Unless otherwise agreed, each party shall be responsible for its own expenses in connection with the development effort.

   (b) Without limiting Rodel's general obligation of cooperation under subsection (a), above, Rodel undertakes to (i) provide Nanophase with target specifications, performance data and analytical assistance as may be agreed to characterize Development Product performance, (ii) test and evaluate Development Product samples provided by Nanophase and provide feedback as to the results thereof to Nanophase in a timely manner, (iii) keep Nanophase regularly advised of the general market situation applicable to the Development Products, and (iv) include Nanophase business and technical personnel in meetings with business and technical personnel at Rodel's customers, as appropriate, to discuss and promote the Particles and the Development Products.

   (c) Without limiting Nanophase's general obligation of cooperation under subsection (a), above, Nanophase undertakes to (i) provide Rodel with reasonable research samples of the Development Product for testing and evaluation as may be agreed, together with related physical, chemical and other information, (ii) devote sufficient resources (including equipment and personnel) as may be agreed to provide for the development effort, and (iii) provide agreed technical support to Rodel and its customers as to the use of the Particles and the Development Products.

   (d) Any intellectual property created or invented after the date of this Agreement in connection with the Development Product shall be owned as follows, regardless of whether such intellectual property was created or invented by personnel of Nanophase, Rodel or both of them: (i) Nanophase shall own all such intellectual property to the extent related or applicable to the manufacture of Particles for applications in the Field, and (ii) Rodel shall own all such intellectual property to the extent related or applicable to slurry formulation and manufacture for CMP applications. Each party agrees to notify the other promptly of any inventions pertaining to applications in the

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       Field which are created by the other or its personnel under this Section, and to cooperate with the other and its counsel to take such action and execute such documents as may be required or reasonably requested to effect the allocation of rights set forth herein, including cooperating with the other in the filing and prosecution of all patent applications resulting from any inventions pertaining to applications in the Field in connection with the Development Product.

2. Purchase and Sale
   -----------------

   Subject to the terms and conditions of this Agreement, Nanophase will sell, and Rodel will purchase, all of Rodel's worldwide requirements for Ceria for applications in the Field.

3. Exclusivity
   -----------

   Subject to Rodel's complying with the purchase minimums stated in Section 12(a), the purchase and sale obligations set forth in Section 2 shall be mutually exclusive; i.e,, except as specifically otherwise provided herein, for the term of this Agreement, Nanophase will not sell or sample Ceria Particles for applications in the Field to any manufacturer, seller or end user of CMP slurries other than Rodel, and Rodel will not purchase Ceria Particles for CMP applications from any manufacturer or supplier other than Nanophase. This Section shall not apply to Rodel's purchase of evaluation samples in connection with Section 11(b), nor to Nanophase's sale of evaluation samples to customers other than Rodel who have submitted purchase orders for such samples to Nanophase before the date of this Agreement, but not to exceed 1,000 kilograms for applications in the Field.

4. Forecasts and Orders
   --------------------

   (a) Rodel will provide Nanophase with a rolling eighteen-month forecast of the volume of its Particle requirements at the start of each calendar quarter. The first three months of this forecast shall be firm and accompanied by a purchase order for such forecast. Unless otherwise agreed, Nanophase

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       need not manufacture more than [ * * * ] of the forecasted six-month volume in any single month period.

   (b) Rodel will give Nanophase six months prior written notice before Nanophase will be obliged to either (i) have installed capacity or manufacture over [ * * * ] of Particles per annum, or (ii) increase production by more than [ * * * ] kilograms of Particles over the production for the previous six-month period. Provided that Nanophase is given such six-month notice, it will be obliged to manufacture up to [ *
       * * ] kilograms of Particles in the first year of this Agreement.

   (c) If Rodel requests that Nanophase commit to manufacture an amount of Particles in excess of [ * * * ] kilograms per annum, the parties will negotiate in good faith a mutually acceptable arrangement for payment of the capital expenditures required in order for Nanophase to manufacture such increased amount. Any failure of Rodel or Nanophase to agree upon such a mutually acceptable arrangement following good faith negotiations shall not constitute either (i) an unwillingness by Nanophase to supply Rodel with Particles under Section 8(a) of this Agreement, or (ii) a breach of any party's obligations under the Agreement.

   (d) Rodel will submit written purchase orders to Nanophase giving reasonable notice which may not be less than three weeks prior to the requested date of shipment and specifying the required quantities, shipment dates, destinations and other relevant information, and Nanophase will use commercially reasonable efforts to fill the orders (including using reasonable commercial efforts to fill orders for which Rodel may be unable to provide a full three weeks' notice) so that Rodel may meet its delivery commitments to its customers.

   (e) Other provisions applicable to the purchase and sale of the Particles shall be as provided in Rodel's standard terms and conditions of sale, to the extent not inconsistent with this Agreement.

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5. Price and Payment
   -----------------

   (a) Based on the minimum volumes required for Rodel to maintain exclusivity under Section 12(a), the sales price for the Particles shall be [ * * * ] If agreed indices for Ceria raw materials show that the costs of these materials has significantly changed after 2002, the parties will negotiate in good faith to determine the appropriate pricing adjustments.

   (b) Unless otherwise agreed by the parties with respect to any particular order, all shipment of Particles shall be F.O.B. Nanophase's facility, with title and risk of loss passing at the shipment point. Rodel will make payment in full of all Particles conforming to the specifications described in Exhibit A within thirty (30) days of receipt of invoice.

6. Warranties
   ----------

   (a) Nanophase warrants that (i) to the best of its knowledge, the processes Nanophase applies in manufacturing and selling the Particles do not infringe upon any patent or trade secret of any third party, and (ii) all Particles shipped under this Agreement will conform to the specifications agreed upon in writing, including those set forth in Exhibit A, as the same may hereafter be amended by the parties (the "Specifications"), and
       (iii) the Particles and their manufacture are and shall be in compliance with all applicable laws, rules and regulations, the noncompliance with which, if Nanophase is unable to cure the noncompliance within 90 days of notification thereof, would result in Nanophase's inability to meet its supply obligations under this Agreement. If, notwithstanding Nanophase's compliance with its warranty given in clause (i) hereof, Nanophase receives notice from a third party alleging that its processes infringe a patent or trade secret of such third party, then Nanophase and Rodel will consult one another in good faith to discuss actions to resolve the claim, including possible financial support by Rodel and consideration by Nanophase in respect thereof. These warranties are in lieu of all other warranties or conditions express or implied. TO THE EXTENT ALLOWABLE BY LAW,

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       THIS EXCLUSION OF ALL OTHER WARRANTIES OR CONDITIONS EXTENDS TO IMPLIED
       WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

   (b) If any Particles fail to comply with the Specifications, Nanophase will, at Rodel's option, promptly return or exchange the Particles with conforming Particles, or issue a refund or credit of the purchase price.

7. Indemnity

   Each party (the "indemnifying party") agrees to indemnify and hold the other party, its parents, subsidiaries, affiliates and permitted assigns, and the directors, employees and agents of each of the foregoing entities (all, the "indemnified party"), harmless from and against all liabilities, claims, damages and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with (a) any act or omission of the indemnifying party in breach of this Agreement, (b) any injury or damage to the extent attributable to the fault or negligence of the indemnifying party or (c) violation of any law, rule, regulation or order by the indemnifying party related to this Agreement. This Section 7 shall not apply to relieve either party's liability to the other for breach of such party's obligations to the other party under this Agreement.

8. License

   (a) In the event (i) Nanophase provides written notice to Rodel that Nanophase is unwilling to supply Rodel with conforming Particles for applications in the Field conforming to the Specifications or (ii) Nanophase acknowledges in writing that it is insolvent, or the board of directors of Nanophase shall authorize any liquidation or winding up of Nanophase, or a petition seeking a receivership or involuntary bankruptcy is filed against Nanophase and such petition is not dismissed within sixty days after service upon Nanophase, or (iii) there is a change of control (as defined in Section 12(c)) of Nanophase to a direct competitor of Rodel in the Field, then, in any such

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       case, Rodel shall have an exclusive, royalty bearing, transferable license to make, have made, use and sell Ceria particles for applications in the Field under any and all intellectual property owned or controlled by Nanophase or its principals. Such license shall be exercisable by Rodel upon written notice and shall be self-executing. If requested by Rodel, Nanophase will sell such equipment in its possession or control as Nanophase may have available and Rodel may require for full exercise of the license rights granted hereunder. The purchase price of any such equipment shall [ * * * ]

   (b) In addition to the foregoing, Nanophase agrees to make available the reasonable services of personnel it deems appropriate to provide such technical assistance as Rodel may reasonably request in connection with the manufacture of the Particles for applications in the Field under the licensed intellectual property. Nanophase will provide up [ * * * ]

   (c) The license provided in this Section 8 shall bear a royalty payable by Rodel to Nanophase [ * * * ]. Aggregate royalties hereunder shall be paid on a quarterly basis and shall be accompanied by a written report of the quantity of Particles used by Rodel on a monthly basis during the period covered by the report. This Section 8 shall survive expiration or termination of this Agreement in the event it is invoked by Rodel for a reason specified in Sections 12(b)(ii) or 12(c), but not by reason of
       Section 12(b)(i).

9. Confidentiality
   ---------------

   In connection with this Agreement, the parties may from time to time exchange certain information and data which the disclosing party deems to be confidential information. As used herein, "confidential information" means any information disclosed in tangible form which is labeled as "confidential", "proprietary" or the like, or, if disclosed orally or visually, is confirmed in writing as "confidential", "proprietary" or the like within thirty (30) days of original disclosure. Confidential information shall not include any information which (a) is or becomes part of the public domain by reason other than the unauthorized disclosure of a party hereto,
   (b) the receiving party can demonstrate was

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    already in its possession prior to receipt, or (c) was received in good faith from a third party having the right to disclose the same, or (d) was independently developed by the receiving party as evidenced by the receiving party's written records, or (e) is required to be disclosed by law, regulation, judicial process or administrative order, provided that prompt notice and an opportunity to seek a protective order is given to the other party before the disclosure of confidential information. Each party agrees to keep in confidence and not disclose any confidential information received from the other, and further agrees not to use any such information for any purpose except as permitted by, or in furtherance of, this Agreement. Nothing in this Section 9 is intended to prevent or limit either party's disclosing the relationship contemplated by this Agreement in filings with the U.S. Securities and Exchange Commission, or other public disclosures, relating to publicly traded securities of either party, or the filing of this Agreement as a related exhibit, if such party's counsel reasonably determines that such disclosure is appropriate, and provided that to the extent permitted by law, (i) the party seeking to disclose provides the other party with written notice and (ii) Nanophase uses reasonable efforts to seek such redactions of confidential information contained herein as Rodel may reasonably request.

10. Force Majeure
    -------------

    Neither party shall be liable on account of any failure to fulfill its obligations hereunder if such fulfillment is delayed, hindered or prevented by forces or events beyond its reasonable control, including but not limited to fire, flood, labor difficulties, accident, explosion, riots, war, acts of God, terrorist acts, threats of terrorism generally affecting commerce, shortage of materials, transportation difficulties, and other unforeseen supervening events; provided, that the party claiming any such cause as an excuse for nonperformance has provided written notice thereof to the other party within two weeks of the event that is the basis of the failure to perform, together with the anticipated length of the delay or failure.

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11. Product Development and Improvement
    -----------------------------------

    (a) Throughout the term of this Agreement, Nanophase agrees to use commercially reasonable efforts and devote reasonable resources to maintain the Particles for applications in the Field as "state of the art" or better, based on mutually agreed specifications. In addition, pursuant to a protocol to be agreed upon between the parties, Nanophase shall provide Rodel with at least seven (7) months' prior written notice before implementing any manufacturing process change potentially affecting compliance with the Specifications.

    (b) Notwithstanding any other provision of this Agreement, if Rodel determines that Nanophase's Particles do not meet the material performance criteria of competitive Particles for a particular application in the Field, Rodel shall promptly notify Nanophase in writing and give it reasonably sufficient quantities of such competitive Particles and documentation of the material deficiency in the performance criteria of Nanophase's Particles, including all available data substantiating the performance shortfall (the "Performance Deficiency Notice"). Nanophase shall thereafter have six months to meet or exceed the material performance criteria of the competitive particles for the identified application. If Nanophase is unable to meet or exceed such criteria, then Rodel shall be free to purchase the competitive particle for the particular application. In such case, the parties will promptly meet to discuss whether and upon what terms to continue this Agreement on an exclusive basis as set forth in Sections 2 and 3, hereof. If the parties cannot agree on a course of action within 60 days of the commencement of such discussions, then this Agreement shall continue on a nonexclusive basis in accordance with its terms, and Sections 2, 3 and 12(a) shall be deemed accordingly amended, and Section 8 shall be deleted.

12. Term and Termination

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    (a) This Agreement shall commence on the date first set forth above and continue for an initial period of five years; provided, that if as of December 31, 2003, [ * * * ], and Rodel has not purchased from Nanophase at least [ * * * ] kilograms of Particles, the parties shall meet in good faith to discuss the progress to date and possible adjustment of any targets, goals or prices previously established with respect to development and sale of Particles for applications in the Field (the "Adjustment Discussions"). If within thirty (30) days after either party has requested Adjustment Discussions, the parties have not agreed on an acceptable path forward on an exclusive basis, then either party may, by written notice delivered at the end of such thirty (30) day period, declare this Agreement to be nonexclusive, whereupon the exclusivity provisions of Sections 2 and 3 hereof shall be deemed void and this Agreement shall continue on a nonexclusive basis for the remainder of the initial term (the "Exclusivity Termination Procedure"). The parties agree to hold similar Adjustment Discussions, and adhere to the same Exclusivity Termination Procedure if (i) during 2004, Rodel has not purchased from Nanophase at least [ * * * ] kilograms of Particles for applications in the Field, or (ii) during 2005, Rodel has not purchased from Nanophase at least [ * * * ] kilograms of Particles for applications in the Field, or (iii) during subsequent years of the initial term of this Agreement, Rodel has not purchased from Nanophase agreed quantities of Particles for applications in the Field. Subject to Rodel's complying with the purchase minimums stated above (or such other quantities as the parties may agree pursuant to the Adjustment Discussions), this Agreement will renew automatically at the end of the initial term for consecutive additional periods of five years each, unless terminated by either party upon written notice delivered at least three (3) months prior to the end of any renewal period.

    (b) This Agreement may be terminated at any time prior to expiration upon written notice by either party in the event of (i) a material breach by the other which is not cured within thirty (30) days after delivery of written notice

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        by the nonbreaching party, or (ii) the other party is placed in bankruptcy or receivership.

    (c) This Agreement may also be terminated at any time prior to expiration upon written notice by either party in the event of a change of control of the other party to an unaffiliated third party. For purposes hereof, a "change in control" means a change in the voting control of the affected party or its direct or indirect parent. Except to the extent a party's counsel reasonably determines that such disclosure is prohibited by applicable statute or regulations of the U.S. Securities and Exchange Commission, the party affected by a change of control shall give the other at least thirty (30) days' prior notice of the contemplated change. If the other party does not elect to terminate this Agreement as provided by this subsection, this Agreement shall continue in accordance with its terms as provided by Section 13, below.

13. Assignment and Succession
    -------------------------

    This Agreement shall not be assigned by either party to any third party, except to an affiliate of such party (defined, for purposes of this Agreement as a company or other legal entity which controls, is controlled by, or is under common control with, Rodel or Nanophase, respectively), without the other party's prior written consent, which consent shall not be unreasonably withheld. This Agreement shall be binding upon, and inure to the benefit of, the respective successors by merger or otherwise and permitted assigns of each party.

14. Miscellaneous Provisions
    ------------------------

    (a) This Agreement embodies all the terms and conditions of the agreement between the parties hereto with respect to the matters set forth herein and supercedes and cancels all previous agreements and understandings, whether oral or written, provided that nothing in this Agreement shall be deemed to supersede or cancel that certain Confidentiality And Non-Use Agreement between Rodel and Nanophase dated November 27, 2001 with

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       respect to information disclosed by either party to the other prior to the date hereof.

   (b) The terms of this Agreement may not be modified, waived or discharged except by an express declaration in writing signed on behalf of the parties hereto by their duly authorized officers and referring specifically to this Agreement.

   (c) The failure of Nanophase or Rodel at any time to require performance by the other of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by Nanophase or Rodel of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

   (d) The termination or expiration of this Agreement for any reason shall not affect any of the provisions of this Agreement which expressly continue in force after its termination or expiration, including the provisions of Sections 6, 7, 9 and 14, which the parties expressly agree shall survive any expiration or termination hereof.

   (e) Except as expressly provided herein, nothing in this Agreement shall be construed to make any party hereto the representative or agent of any other party and no party shall so hold itself out, nor shall any party be liable for or bound by any act or omission of any other party.

   (f) This Agreement in all respects shall be governed by and interpreted in accordance with the laws of the State of Delaware, U.S.A. without giving effect to principles of conflict of laws. Rodel and Nanophase hereby consent and submit to the jurisdiction of the state or federal courts in Delaware and agree that any litigation arising out of or relating to this Agreement shall be heard only in a state or federal court located in such state.

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   (g) Rodel and Nanophase each agree that during the term of this Agreement, and for eighteen months after the termination of the Agreement, neither party will directly or indirectly hire or engage any current or former employee or contractor of the other party, nor solicit or try to induce any current employee or contractor of the other party, to leave that party's employ or engagement.

   (h) If any provision of this Agreement is held invalid by a court of competent jurisdiction, such invalidity shall not affect the other provisions of this Agreement.

   (i) Any notice required or permitted to be given under this Agreement shall be made by personal delivery, courier, or by telecopy or first class mail to the party to whom delivery is intended at its address set forth above, or to such other address as either party shall notify to the other from time to time.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

NANOPHASE TECHNOLOGIES                  RODEL, INC.
CORPORATION

By:    /s/  illegible                   By:     /s/  Joe Cross
    ------------------------                ------------------------------------
                                                Joe Cross, CEO





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                                    Exhibit A

                              Agreed Specifications

[ * * * ]




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